FINANCIAL
SNAPSHOT

MYR GROUP

FINANCIAL OVERVIEW AS OF DECEMBER 31, 2020

LTM REVENUE	BACKLOG	LTM EBITDA*	LTM NET INC./EPS attributable to MYR Group Inc.
$2.25B	$1.65B	$132.4M	$58.8M
↑ 8.5% YoY	↑ 10.0% YoY	↑ 30.8% YoY	$3.48 per diluted share ↑ 55.9% YoY

“ We are pleased with our fourth quarter 2020 financial results, which included **increases in revenues, gross profit**, **net income attributable to MYR Group Inc., earnings per share**, **EBITDA**, and **free cash flow** as compared to fourth quarter 2019. ”

Rick Swartz
President and CEO

Q4 HIGHLIGHTS

Fourth quarter **revenues** of **$608.0 million**
↑ $36.9 (6.5%) YoY

Fourth quarter **net income** attributable to MYR Group Inc. of **$18.2 million**, or $1.07 per diluted share
↑ $0.31 (40.8%) YoY

Backlog remains strong at **$1.65 billion**

BUSINESS SEGMENTS



TRANSMISSION & DISTRIBUTION
$318.6M
Fourth Quarter 2020 Revenues
$1.15B
Full Year 2020 Revenues



COMMERCIAL & INDUSTRIAL
$289.4M
Fourth Quarter 2020 Revenues
$1.09B
Full Year 2020 Revenues

*See reconciliation of non-GAAP measures in our recently filed press release and investor presentation.

MYR GROUP

COMPANY PROFILE

MYR GROUP CONSISTS OF THE FOLLOWING SUBSIDIARIES:

- The L.E. Myers Co.
- Sturgeon Electric Company, Inc.
- Harlan Electric Company
- MYR Energy Services, Inc.
- Great Southwestern Construction, Inc.
- E.S. Boulos Company
- High Country Line Construction, Inc.
- Huen Electric, Inc.
- CSI Electrical Contractors, Inc.
- GSW Integrated Services, LLC
- Western Pacific Enterprises Ltd.

COMPANY DATA

$364.6M — CREDIT FACILITY (AVAILABILITY AT 12/31/2020)

7,200+ — TOTAL EMPLOYEES

125+ — YEARS OF EXPERIENCE

7 OF 9 ARE INDEPENDENT — BOARD OF DIRECTORS (CHAIRMAN & CEO ARE SEPARATE POSITIONS)

TCIR 1.06
LTIR 0.11 — EXCELLENT 2020 SAFETY STATS (TOTAL CASE INCIDENT RATE AND LOST TIME INCIDENT RATE)

FAST FACTS

HEADQUARTERS
12150 E 112TH AVENUE
HENDERSON, CO 80640
Phone: 303.286.8000

STOCK TICKER SYMBOL
NASDAQ: MYRG

WEBSITE
myrgroup.com



LOCATIONS THROUGHOUT THE **U.S.** AND **WESTERN CANADA**